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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form S-8 Registration Statement to be filed on May 27, 1997, pertaining to the 1996
Non-Employee Directors' Stock Option Plan and 1992 Outside Directors' Director Stock Unit Plan of GTECH Holdings Corporation of our report dated April 11, 1997, with respect to the consolidated financial statements of GTECH Holdings Corporation included in its Annual Report on Form 10-K for the fiscal year ended February 22, 1997, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP
                                                     ----------------------
                                                         Ernst & Young LLP


Philadelphia, Pennsylvania
May 19, 1997